SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 13, 2007

Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment to the Current Report on Form 8-K of Orbitz Worldwide, Inc. (the “Company”) filed on August 16, 2007 (the “Prior Report”) is being filed to clarify the disclosure in the Prior Report with respect to the letter agreements entered into between the Company and each of Bahman Koohestani, Mike Nelson and Randy Wagner.  The following discussion amends and restates the disclosure set forth in the Prior Report in its entirety.

Effective August 13, 2007, the Company entered into a letter agreement with Bahman Koohestani outlining certain terms and conditions of his employment with the Company.  The agreement replaced prior agreements and includes a provision for the payment of an annual base salary of $325,000 and a target annual bonus of 75% of annual base salary based upon the achievement of certain financial performance criteria.  In addition, the Company agreed to reimburse Mr. Koohestani up to $2,500 per month as a housing allowance through August 1, 2007.  Mr. Koohestani is also eligible for relocation assistance under the Company’s relocation policy.  The Company has also agreed to reimburse Mr. Koohestani for air travel for his monthly commute between Chicago and Toronto, Canada.

Effective August 13, 2007, the Company entered into a letter agreement with Mike Nelson outlining certain terms and conditions of his employment with the Company.  The agreement replaced prior agreements and includes a provision for the payment of an annual base salary of $325,000 and a target annual bonus of 75% of annual base salary based upon the achievement of certain financial performance criteria.

Effective August 13, 2007, the Company entered into a letter agreement with Randy Wagner outlining certain terms and conditions of her employment with the Company.  The agreement replaced prior agreements and includes a provision for the payment of an annual base salary of $325,000 and a target annual bonus of 75% of annual base salary based upon the achievement of certain financial performance criteria.

Each of the three aforementioned letter agreements provides that in the event the officer’s employment is terminated by the Company other than for cause; or he or she resigns as a result of a constructive termination (as described below) within one (1) year following a change of control (as defined in the Company’s 2007 Equity and Incentive Plan), and he or she executes (and does not revoke) a separation and general release agreement (waiving all claims against the Company) and a restrictive covenant agreement under which he or she agrees not to compete with the Company and not to solicit the Company’s employees and customers for a period of twelve months following his or her termination, the officer will receive a lump sum payment equal to one year of his or her then current base salary, a lump sum payment equal to his or her then current annual target bonus and a lump sum payment equal to his or her target bonus for the year in which his or her employment terminates and prorated based on the number of days he or she was employed by the Company during the year of termination and did not otherwise receive or was eligible to receive a bonus from the Company.

“Cause” is defined in each of the letter agreements and includes the following:

•                                 failure substantially to perform his or her duties for a period of 10 days following receipt of written notice from the Company of such failure;

•                                 theft or embezzlement of company property or dishonesty in the performance of his or her duties;

•                                 an act or acts constituting a felony under the laws of the United States or any state thereof or a crime involving moral turpitude;

•                                 willful malfeasance or willful misconduct in connection with his or her duties or any act or omission that is materially injurious to the financial condition or business reputation of the Company; or

•                                 his or her breach of the restrictive covenants (as described below) in the agreement.

“Constructive termination” is defined in each of the letter agreements and includes the following:

•                                 any material reduction in annual base salary or target annual bonus (excluding any change in value of equity incentives or a reduction affecting substantially all similarly situated executives);

•                                 the Company’s failure to pay compensation or benefits when due;

•                                 his or her primary business office being relocated by more than 50 miles; or

•                                 a material and sustained diminution to his or her duties and responsibilities as of the date of the Company’s initial public offering.

Any of the events described above will constitute a constructive termination only if the Company fails to cure the event within 30 days after receipt by the Board of Directors of written notice from the officer of the event that he or she believes constitutes a constructive termination. In addition, a constructive termination shall cease to exist for an event on the 60th day following the later of its occurrence or the officer’s knowledge of the event, unless he or she has given the Company written notice thereof prior to such date.

Each of the letter agreements also contains restrictive covenants whereby the officer has agreed not to: (1) use his or her status with the Company to obtain loans, goods or services on terms that would not be available to him or her in the absence of such a relationship with the Company; (2) advance the interest of any competitors of the Company; (3) engage in, or directly or indirectly manage, operate or control, or join or participate in, the management or control of a competitor; (4) interfere with the employees or affairs of the Company; (5) solicit clients or employees of the Company; or (6) retain and use for his or her own benefit or the benefit of another person or disclose the Company’s confidential information.  These restrictions are effective for a period of twelve months following the date the officer ceases to be employed by the Company for any reason.  In addition, each officer has agreed to grant the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable and sublicensable license to all intellectual property rights that result from his or her work while employed with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

August 20, 2007	By:	/s/ James P. Shaughnessy
Name: James P. Shaughnessy
		Title:	Senior Vice President and General
Counsel